SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                       PURSUANT TO SECTION 13 OR 15(D) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

        Date of Report (Date of earliest event reported): August 28, 2002
                                                          ---------------

                             Northwest Bancorp, Inc.
               --------------------------------------------------
               (Exact Name of Registrant as Specified in Charter)

         Federal                     0-23817                     23-2900888
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(State or Other Jurisdiction  (Commission File No.)           (I.R.S. Employer
      of Incorporation)                                      Identification No.)


Liberty and Second Streets, Warren, Pennsylvania                    16365
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(Address of Principal Executive Offices)                          (Zip Code)

Registrant's telephone number, including area code:           (814) 726-2140
                                                              --------------



                                 Not Applicable
         ---------------------------------------------------------------
          (Former name or former address, if changed since last report)



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Item 5.    Other Events

     As previously reported on Form 8-K, on August 16, 2001, Northwest Bancorp, Inc. ("Northwest Mid-Tier"), its mutual holding company, Northwest Bancorp, MHC ("Northwest MHC"), and its subsidiary savings bank, Northwest Savings Bank ("Northwest Bank"), entered into an Agreement and Plan of Merger (the "Merger Agreement") with Leeds Federal Bankshares, Inc. ("Leeds Mid-Tier"), its mutual holding company, Leeds Federal Bankshares, MHC ("Leeds MHC"), and its subsidiary savings bank, Leeds Federal Savings Bank ("Leeds Savings"). Under the terms of the Merger Agreement, Leeds MHC would be merged with and into Northwest MHC with Northwest MHC as the surviving institution, and Leeds Mid-Tier would be merged with and into Northwest Mid-Tier with Northwest Mid-Tier as the surviving institution. Leeds Mid-Tier stockholders other than Leeds MHC would receive $32.00 in cash for each share of Leeds Mid-Tier. The transaction is subject to certain conditions, including, among others, approval by Leeds Mid-Tier stockholders and Leeds MHC members (if necessary) and applicable regulatory authorities.

     The Merger Agreement provided that either party may terminate the Merger Agreement if the closing date shall not have occurred on or before April 30, 2002, subject to extension in certain circumstances. As previously reported on Form 8-K, on April 30, 2002, the parties entered into an Agreement extending the deadline for closing the acquisition until August 28, 2002. On August 28, 2002, the parties entered into a Second Amendment to Agreement and Plan of Merger further extending the deadline for closing the acquisition until December 31, 2002. On August 28, 2002, the parties also entered into a Third Amendment to Agreement and Plan of Merger to modify the structure of the transaction by eliminating the merger of Leeds Mid-Tier into Northwest Mid-Tier and to make other technical changes to the Merger Agreement to effect the revised structure. As a result of such change, Leeds Savings will become a wholly-owned subsidiary of Northwest MHC. As a result, Leeds Savings will not be part of the Northwest Mid-Tier consolidated group immediately after the merger. The $32.00 per share cash consideration to be paid to the public stockholders of Leeds Mid-Tier and all other terms and conditions of the merger will remain unchanged.

Item 7.    Financial Statements, Pro Forma Financial Information, and Exhibits

              The following Exhibits are filed as part of this report:

         Exhibit No.                                 Description

            2.1 Agreement and Plan of Merger by and among Northwest Savings Bank, Northwest Bancorp, Inc., Northwest Bancorp, MHC and Leeds Federal Savings Bank, Leeds Federal Bankshares, Inc., and Leeds Federal Bankshares, MHC dated as of August 16, 2001 (incorporated by reference to Exhibit 2.1 to the Registrant's Form 8-K filed on August 24, 2001)

            2.2 Agreement by and among Northwest Savings Bank, Northwest Bancorp, Inc., Northwest Bancorp, MHC and Leeds Federal Savings Bank, Leeds Federal Bankshares, Inc., and Leeds Federal Bankshares, MHC dated as of April 30, 2002 (incorporated by reference to Exhibit 2.2 to the Registrant's Form 8-K filed on May 10, 2002)

            2.3 Second Amendment to Agreement and Plan of Merger by and among Northwest Savings Bank, Northwest Bancorp, Inc., Northwest Bancorp, MHC and Leeds Federal Savings Bank, Leeds Federal Bankshares, Inc., and Leeds Federal Bankshares, MHC dated as of August 28, 2002

            2.4 Third Amendment to Agreement and Plan of Merger by and among Northwest Savings Bank, Northwest Bancorp, Inc., Northwest Bancorp, MHC and Leeds Federal Savings Bank, Leeds Federal Bankshares, Inc., and Leeds Federal Bankshares, MHC dated as of August 28, 2002

            99.1        Joint Press Release dated August 28, 2002


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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

                                         NORTHWEST BANCORP, INC.



DATE: September 10, 2002             By: /s/ Gregory C. LaRocca
                                        ----------------------------------------
                                        Gregory C. LaRocca
                                        Senior Vice President
                                       (Duly Authorized Representative)


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                                  EXHIBIT INDEX

The following Exhibits are filed as part of this report:

          Exhibit No.                                 Description

            2.1 Agreement and Plan of Merger by and among Northwest Savings Bank, Northwest Bancorp, Inc., Northwest Bancorp, MHC and Leeds Federal Savings Bank, Leeds Federal Bankshares, Inc., and Leeds Federal Bankshares, MHC dated as of August 16, 2001 (incorporated by reference to Exhibit 2.1 to the Registrant's Form 8-K filed on August 24, 2001)

            2.2 Agreement by and among Northwest Savings Bank, Northwest Bancorp, Inc., Northwest Bancorp, MHC and Leeds Federal Savings Bank, Leeds Federal Bankshares, Inc., and Leeds Federal Bankshares, MHC dated as of April 30, 2002 (incorporated by reference to Exhibit 2.2 to the Registrant's Form 8-K filed on May 10, 2002)

            2.3 Second Amendment to Agreement and Plan of Merger by and among Northwest Savings Bank, Northwest Bancorp, Inc., Northwest Bancorp, MHC and Leeds Federal Savings Bank, Leeds Federal Bankshares, Inc., and Leeds Federal Bankshares, MHC dated as of August 28, 2002

            2.4 Third Amendment to Agreement and Plan of Merger by and among Northwest Savings Bank, Northwest Bancorp, Inc., Northwest Bancorp, MHC and Leeds Federal Savings Bank, Leeds Federal Bankshares, Inc., and Leeds Federal Bankshares, MHC dated as of August 28, 2002

            99.1        Joint Press Release dated August 28, 2002